Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CervoMed Inc. (formerly known as Diffusion Pharmaceuticals Inc.) of our report dated May 10, 2023, relating to the financial statements of EIP Pharma, Inc., appearing in the Registration Statement (No. 333-271823) on Form S-4, which is incorporated by reference in this Registration Statement of CervoMed Inc.

/s/ RSM US LLP

Boston, Massachusetts

September 29, 2023